EXHIBIT 23(a)

     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in (i) the Registration Statements No. 2-96961 and No. 33-28095 on Form S-8 and related Prospectus of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1983 Stock Option Plan of the Company, (ii) the Registration Statements No. 33-35263, No. 33-50086 and No. 33-64616 on Form S-8 and related
     Prospectuses of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1990 Stock Option Plan of the Company, (iii) the
     Registration Statement No. 33-43791 on Form S-8 relating to the Heilig-Meyers Company Employee Stock Purchase Plan and related Prospectus of the Company, (iv) Registration Statements No. 33-54261 and No. 333-29105 on Form S-8 and related Prospectuses of Heilig-Meyers Company relating to Common Stock issued and issuable under the 1994 Stock Option Plan of the Company, and (v) the Registration Statements No. 333-07753, No. 333-29929, No. 333-45129, No. 333-320825 and No. 333-64447 on Form S-3 and the related
     Prospectuses of Heilig-Meyers Company of our report dated March 24, 1999, except for note 17, as to which the date is June 1, 1999, on the consolidated financial statements and schedule of Heilig-Meyers Company and subsidiaries, as listed under Items 14(a) (1) and (2), both appearing in the Annual Report on Form 10-K of Heilig-Meyers Company for the year ended February 28, 1999.


      /s/ Deloitte & Touche LLP

     Richmond, Virginia
     June 1, 1999


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